                                                                    EXHIBIT 23.1





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports dated September 4, 1996, on our audit of the combined financial statements of Cincinnati Eye Institute, Inc. and affiliate; dated September 6, 1996, on our audit of the financial statements of Tampa Eye Clinic, P.A.; dated September 6, 1996, on our audit of the combined financial statements of The Eye Institute of West Florida, P.A. and Douglas G. Johnson, O.D., P.A.; dated September 3, 1996, on our audit of the financial statements of Gregory L. Henderson, M.D., P.A. included in this Form 8-K/A, into the Company's previously filed Form S-8 Registration Statement File No. 33-93712, Form S-8 Registration Statement File No. 33-93746, Form S-8 Registration Statement File No. 333-03460, Form S-8 Registration Statement File No. 333-03478, Form S-4 Registration Statement File No. 333-00230, Form S-4 Registration Statement File No. 333-4406, Form S-4 Registration Statement File No. 333-09905, Form S-3 Registration Statement File No. 333-10531, and Form S-3 Registration Statement File No. 333-11607.




                                        ARTHUR ANDERSEN LLP




Dallas, Texas,

   September 20, 1996